Exhibit 99.1

WageWorks Acquires CONEXIS to Further Its Leadership Position in Consumer-Directed Benefits

SAN MATEO, Calif.--(BUSINESS WIRE)--August 1, 2014--WageWorks, Inc. (NYSE: WAGE), a leading provider of Consumer-Directed Benefits such as pre-tax accounts for health, commuter and other employee benefits, today announced that it has acquired CONEXIS, one of The Word & Brown Companies, and a recognized leader in employee benefits administration since 1986, in an all cash transaction. This transaction further strengthens WageWorks' position in the Consumer-Directed Benefits market.

CONEXIS serves the needs of over 16,000 organizations of all sizes by providing account-based plans, COBRA and Direct Bill administration services, and public and private exchange services to corporations, state and local governments, and business process outsourcing companies, as well as insurance carriers and health plans.

"We are very pleased to welcome CONEXIS to the WageWorks family," said Joe Jackson, Chief Executive Officer, WageWorks. "The quality of their benefits administration services, as well as their customer and partner relationships make CONEXIS an ideal fit for WageWorks, as we continue to expand our comprehensive suite of Consumer-Directed Benefits. In addition, we welcome the opportunity to establish and leverage a channel partnership with The Word & Brown Companies, one of the most reputable names in the health insurance and employee benefits space."

“Word & Brown has always been dedicated to offering independent broker partners excellent service, pricing, and expertise unlike any other General Agency or Administrator in the country," said John Word, Partner, The Word & Brown Companies. “We are excited that thousands of CONEXIS clients and their employees will be able to receive additional benefits services and product offerings through this relationship with WageWorks.” said Rusty Brown, Partner, The Word & Brown Companies.

CONEXIS will continue to service its clients and their employees out of their Irving, Texas, and Orange, California, offices, supported by additional capabilities, products and technologies provided by WageWorks. The company will now operate as "CONEXIS, a division of WageWorks, Inc."

The transaction was financed through both cash on the balance sheet, as well as the drawdown from the company’s existing line of credit. For the remainder of 2014, WageWorks currently expects CONEXIS to contribute $23.0 million to $25.0 million in revenue and to be slightly accretive to Adjusted EBITDA and to have a meaningfully positive impact to Adjusted EBITDA in 2015. In addition, for the remainder of 2014, WageWorks expects the acquisition to be neutral to marginally accretive to GAAP net income per diluted share inclusive of transaction and acquisition amortization costs.

WageWorks will further address the acquisition of CONEXIS and the expected financial impact at the company’s scheduled earnings call on Monday, August 4, 2014, at 5:00 p.m. ET.

The live webcast of the earnings call can be accessed under the "Investor Relations" section of the Company's website at www.wageworks.com. Those wishing to participate in the live call should dial 866-515-2915 (toll-free) or 617 399-5129, and enter pass code 95095912. Following the call, an archived webcast will be available in the "Investor Relations" section of the Company's website at www.wageworks.com. A replay will be available at 888-286-8010 (toll-free) or 617-801-6888 using the pass code 91756186.

Forward-Looking Statements

Statements in the press release and certain matters to be discussed on the conference call regarding WageWorks' acquisition of Conexis Benefits Administrators, L.P., which are not historical facts, are "forward- looking statements" relating to the Private Securities Litigation Reform Act of 1995. These forward looking statements may be identified by terms such as believe, expect, may, will, provide, could and should and the negative of these terms or other similar expressions. These statements, including statements relating to continuing to provide value to their and our employer clients through Consumer-Directed Benefits solutions, the expected benefits of this acquisition and the potential impact on our future operating results are based on current expectations and assumptions that are subject to risks and uncertainties. Our actual results could differ materially from those we anticipate as a result of various factors, including the continued availability of tax-advantaged Consumer-Directed Benefits, our ability to successfully integrate this acquisition, our ability to acquire and retain new employer clients and to cross-sell our products to existing employer clients, the participation of employees in our employer clients' Consumer-Directed Benefits, our ability to compete effectively with current and future competitors, our ability to provide high quality service in a cost efficient manner and our ability to enhance our product functionality. For a discussion of these and other related risks, please refer to "Risk Factors" and elsewhere in our most recent quarterly report on Form 10-Q, which is available on the SEC's website at www.sec.gov. You should review our SEC filings carefully and with the understanding that our actual future results may be materially different from what we expect. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management's beliefs and assumptions only as of the date made. We disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

About WageWorks

WageWorks (NYSE: WAGE) is a leader in administering Consumer-Directed Benefits (CDBs), which empower employees to save money on taxes while also providing corporate tax advantages for employers. WageWorks is solely dedicated to administering CDBs, including pre-tax spending accounts, such as health and dependent care Flexible Spending Accounts (FSAs), Health Savings Accounts (HSAs), Health Reimbursement Arrangements (HRAs), as well as Commuter Benefit Services, including transit and parking programs, wellness programs, and other employee benefits. WageWorks makes it easier to understand and take advantage of Consumer-Directed Benefits for more than 29,000 employers and more than 3.2 million people. WageWorks is headquartered in San Mateo, California, with offices in major locations throughout the United States. For more information, visit www.wageworks.com.

About CONEXIS

CONEXIS, a division of WageWorks, Inc., provides benefits administration services to more than 16,000 clients nationwide, representing more than 6 million covered lives. For more than 25 years, CONEXIS has delivered a wide range of employee benefits administration solutions to clients ranging from small businesses to multi-national corporations, third-party administrators (TPAs), business outsourcing partners and health plans. With a dedicated focus on performance, service excellence, and compliance, its expertise includes FSA, HRA, and HSA administration, commuter benefits, COBRA and HIPAA administrative services, and Direct Bill services.

CONEXIS is headquartered in Irving, Texas, with offices in Orange, California. For more information, visit www.conexis.com.

About The Word & Brown Companies

Operating nationally, The Word & Brown Companies include: Word & Brown® General Agency, the largest general agent in California and Nevada focusing on group and individual and family insurance; Word & Brown Medicare Brokerage, offering Medicare coverage nationwide as well as individual and family plan coverage outside the service area of the Word & Brown General Agency; CHOICE Administrators®, the nation’s leading developer and distributor of health insurance exchange programs; Quotit® Corporation, the foremost national provider of Internet sales and marketing solutions for the health insurance and employee benefits industry; and HealthCompare®, helping individuals, families, and seniors easily research, compare, buy, and enroll in the right health insurance or Medicare Advantage, Medigap, or prescription drug plan at the right price. Trusted for nearly 30 years, The Word & Brown Companies have built strong relationships with partners across the country – including more than 50,000 brokers and hundreds of health plans through which they provide benefits and service to approximately 60,000 employers with nearly 6.5 million eligible employees and hundreds of thousands of consumers nationwide. For more information, visit www.wordandbrowncompanies.com.

CONTACT:
Investor Contact:
ICR
Staci Mortenson, 203-682-8273
Staci.mortenson@icrinc.com
or
WageWorks Media Contact:
WageWorks, Inc.
Britta Meyer, 650-577-5208
Britta.Meyer@wageworks.com
or
Word & Brown Media Contact:
The Word & Brown Companies
Paula Serios, 714-567-4596
pserios@wordandbrowncompanies.com